WRIGHT MEDICAL TECHNOLOGY, INC.

                                  and

                   STATE STREET BANK AND TRUST COMPANY

                            as Successor Trustee



             --------------------------------------------------



                        THIRD SUPPLEMENTAL INDENTURE

                         Dated as of August 6, 1997

                                to INDENTURE

                          Dated as of June 30, 1993



             ---------------------------------------------------



                                $85,000,000

             10 3/4% Series A Senior Secured Notes due July 1, 2000

             10 3/4% Series B Senior Secured Notes due July 1, 2000




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         This Third  Supplemental  Indenture,  dated as of August 6, 1997, is by and between Wright Medical Technology, Inc., a Delaware corporation, (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as successor Trustee (the "Trustee").

                           Recitals

         WHEREAS, the Company and the Trustee are parties to the Indenture, dated as of June 30, 1993, as amended by the First Supplemental Indenture, dated as of November 1, 1993 and the Second Supplemental Indenture, dated as of September 28, 1995, (the "Existing Indenture"), and as amended by this Third Supplemental Indenture (the "Indenture"), providing for the issuance thereunder by the Company, and the authentication and delivery by the Trustee, of the Company's 10 3/4% Series A Senior Secured Notes due July 1, 2000 (and providing for the future issuance, authentication and delivery of the Company's 10 3/4% Series B Senior Secured Notes due July 1, 2000) (the "Securities"). Capitalized terms used and not otherwise defined in this Third Supplemental Indenture shall have the meanings respectively assigned to them in the Existing Indenture.

         WHEREAS, the Company has commenced an exchange offer (the "Exchange Offer") for the Securities and, in connection therewith, a solicitation of exit consents (the "Exit Consent Solicitation") from the Holders to certain amendments to the Existing Indenture as set forth in the Offering Circular and Exit Consent Solicitation Statement of the Company dated August 6, 1997 (the "Proposed Amendments");

         WHEREAS, pursuant to the Exit Consent Solicitation, the Holders of at least a majority in aggregate principal amount of the Securities outstanding have consented (the "Requisite Consent") to the amendments effected by this Third Supplemental Indenture in accordance with the provisions of the Existing Indenture; and

         WHEREAS, the Third Supplemental Indenture evidences the Proposed Amendments described in the Offering Circular.

                          Agreement

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Company and the Trustee hereby agree as follows:


                  Section 1. Amendments to Existing Indenture and the Securities. The amendments set forth in this Third Supplemental Indenture shall become operative on the date that the Company notifies the




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Depository  and the  Trustee  in  connection  with the  Exchange  Offer that the
Securities tendered are accepted for exchange pursuant to the Exchange Offer (the "Acceptance Date"). If a majority in aggregate principal amount of the Securities (the "Requisite Consent") are not accepted for exchange by the Company for any reason and the Exchange Offer not effected, the amendments set forth herein will not become operative. The Article and Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction of the Existing Indenture or this Third Supplemental Indenture. The Existing Indenture is hereby amended as follows:

         1.1 Deletion of Sections. From and after the Acceptance Date, the Existing Indenture is hereby automatically amended by deleting in their entirety the following Sections of the Existing Indenture:

         (a)   Section 4.04.    Stay, Extension and Usury Laws.

         (b)   Section 4.05.    Corporate Existence.

         (c)   Section 4.06.    Taxes.

         (d)   Section 4.07.    Limitations on Restricted Payments.

         (e)   Section 4.08.    Limitations on Incurrence of
                                Indebtedness and Issuance of Preferred Stock.

         (f)   Section 4.09.    Limitation on Liens.

         (g)   Section 4.10.    Limitation on Granting Liens and
                                Restrictions on Subsidiary Dividends.

         (h)   Section 4.13.    Transactions with Affiliates.

         (i)   Section 4.14.    Maintenance of Consolidated Net Worth.

         (j)   Section 4.15.    Liquidation.

         (k)   Section 4.17.    Payments for Consent.

         (l)   Section 4.18.    Restrictions on Indirect Subsidiaries.

         (m)   Section 5.01.    When Company May Merge, etc.



         All other Articles and Sections of the Existing Indenture shall remain in effect and shall retain their Article or Section numbers.




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         1.2.     The following defined terms are hereby added, in their
appropriate alphabetical order, to Section 1.01 of the Existing Indenture:

                  (a) "New Indenture" means that indenture dated as of the date thereof by and between the Company and the New Trustee with respect to the New Notes.

                  (b) "New Notes" means the Company's Series C and Series D 11 3/4% Senior Secured Step-Up Notes due July 1, 2000.

                  (c) "New Trustee" means State Street Bank and Trust Company as Trustee under the New Indenture.

         1.3      Addition of a New Section 10.06.

                  From and after the Acceptance Date, the Existing Indenture is hereby amended as follows:

                  (a) Sections 10.06 through 10.12 inclusive are renumbered to become Sections 10.07 through 10.13 inclusive.

                  (b) A new Section 10.06 is added to read in its entirety as follows:

         Section 10.06.             Sharing of Collateral

                  (a) Notwithstanding any other provision of this Indenture or the Collateral Agreements, the Company is expressly authorized to grant security interests in the Collateral to the New Trustee or a collateral agent acting on behalf of the New Trustee, for the benefit of the holders of the New Notes.

                  (b) Notwithstanding any other provision of this Indenture or the Collateral Agreements, the Trustee and the Collateral Agent hereby agree to enter into an intercreditor agreement (the "Intercreditor Agreement") with the New Trustee and the New Collateral Agent, pursuant to which the benefit of Collateral will be shared by the Trustee, the Collateral Agent, the Holders, the New Trustee, the New Collateral Agent, and the holders of the New Notes, such sharing to be ratable among the Holders and the holders of the New Notes, based upon the aggregate principal amount outstanding of Securities and New Notes.





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



         1.4 Deletion of Cross-References and Modification of Certain Provisions. From and after the Acceptance Date, the Existing Indenture is hereby automatically amended as follows:

             (a)       From and after the  Acceptance  Date,  Sections  4.03 and
                       8.01 are hereby automatically amended to delete the references made to existing Section 4.04.

             (b) From and after the Acceptance Date, Section 5.02 is hereby automatically amended by deleting in its entirety the phrase "in accordance with Section 5.01."

             (c) From and after the Acceptance Date, Section 6.01 is hereby automatically amended (i) by deleting in their entirety existing subsections (3), (4), (5) and (6) and by renumbering existing subsections (7) and (8) as subsections (3) and (4) and (ii) by deleting in its entirety the paragraph beginning with the phrase "A Default under clauses (3)" and ending with "state that the notice is a "Notice of Default." Section 7.07 is hereby automatically amended by replacing references to existing subsections "6.01(7)" and "6.01(8)" with the renumbered subsections "6.01(3) and "6.01(4)."

             (d) From and after the Acceptance Date, Section 6.03 is hereby automatically amended by deleting in its entirety the remainder of the first paragraph following the first appearance of the term "Securities."



             (e) From and after the Acceptance Date, Section 9.01 is hereby automatically amended by deleting in its entirety existing subsection (2) and renumbering existing subsections (3), (4) and (5) as subsections (2), (3) and
                       (4), respectively.

             (f) From and after the Acceptance Date, the definition of "Transfer Restricted Security" contained in Section 1.01 is hereby automatically amended by inserting the letter
                      "(g)" after "Section 2.06."

         1.5 Deletion of Definitions. From and after the Acceptance Date, the Existing Indenture is hereby automatically amended by deleting in their entirety the definitions of each of the following defined terms from Section 1.01 of the Existing Indenture:


             (a)      "Acquired Debt"



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             (b)      "Permitted Liens"

         1.6 Deletion of Other Definitions. From and after the Acceptance Date, the Existing Indenture is hereby automatically amended by deleting in their entirety the references to definitions of each of the following defined terms from Section 1.02 of the Existing Indenture.

             (a)      "Affiliate Transaction"

             (b)      "Incur"

             (c)      "Minimum Equity"

             (d)      "Offer"

             (e)      "Offer Amount"

             (f)      "Offer Period"

             (g)      "Purchase Money Indebtedness"

             (h)      "Refinance"

             (i)      "Refinancing Indebtedness"

             (j)      "Restricted Payments"

         1.7 Stop Transfer and Legend. From and after the Acceptance Date, the Securities may not be transferred prior to the Resale Restriction Termination Date (as defined below) unless (a) sold to the Company, (b) transferred pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") or (c) transferred pursuant to another available exemption from the registration requirements of the Securities Act. The Company shall have the right to require the delivery of an opinion of counsel, certification and other information satisfactory to it prior to any transfer under clause (c) above. Further, the Company shall place a stop transfer order with the Transfer Agent prohibiting any transfer of the Securities unless the conditions of clauses (a), (b) or (c) of this subsection have been met.

         From and after the Acceptance Date, the Existing Indenture is hereby automatically amended by deleting in its entirety existing Section 2.06(g) and inserting the following in its place:

                           "(g)     Legends.  Notwithstanding any
                  other provision of this Indenture, all
                  Securities (and all Securities issued in exchange therefor or substitution thereof




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                  after the  Third  Supplemental  Indenture  takes  effect)  are
                  Transfer  Restricted   Securities  for  the  purposes  of  the
                  Indenture and shall bear a legend in substantially the following form:

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO IT, AND SUBJECT TO THE REQUIREMENT THAT IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS




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                  SECURITY IS COMPLETED AND DELIVERED BY THE
                  TRANSFEROR TO THE TRUSTEE.  THIS LEGEND
                  WILL BE REMOVED UPON THE REQUEST OF THE
                  HOLDER AFTER THE RESALE RESTRICTION
                  TERMINATION DATE.

         1.8      Deletion of Certain Provisions of the Securities.
From and after the Acceptance Date, the Securities are hereby automatically amended by deleting the following text from Section 12 of the Securities regarding Defaults and Remedies:

                  "failure  by the  Company  for 30 days  after  notice to it to comply  with  any  of  its  other  agreements  in  the  Indenture,  the
         Securities, the Registration Rights Agreement or the Collateral Agreements or, in the case of failure of the Company to maintain its corporate existence or its consolidated net worth, or to comply with the restrictions on restricted payments, incurrence of investedness, asset sales, changes of control or on consolidation, merger or transfer or sale of substantially all its assets, without such notice or passage of time; certain defaults under and acceleration prior to maturity of other indebtedness; certain final judgments which remain undischarged;"

         1.9 Additional Amendments. If and to the extent that any provision of the covenants set forth in the sections and subsections of the Existing Indenture deleted by Section 1.1 of this Third Supplemental Indenture would impair the Company's ability to effect the Exchange Offer and the Exit Consent Solicitation, compliance with such provision is hereby waived by the Trustee.

                  Section 2. Counterparts. This Third Supplemental Indenture may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall not be necessary in making proof of this Third Supplemental Indenture to produce or account for more than one such complete counterpart copy.

                  Section 3. Governance, Etc. This Third Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Existing Indenture as amended hereby, including (without limitation) Sections 11.01, 11.02, 11.08, 11.09, 11.10, 11.11, 11.12, 11.13,
11.14 and 11.15 thereof, which terms and provisions are incorporated herein by reference, as if this Third Supplemental Indenture were the "Indenture" referred to therein.

                  Section 4. Applicability to all Holders. This Amendment and all terms and provisions contained herein shall be effective and binding




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upon and inure to the  benefit of the  Trustee,  the Holders and the Company and their respective successors and permitted assigns whether so expressed or not. This Third Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                  Section 5. No Trustee Liability, Etc. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Indenture, as fully as if those terms and conditions were set forth herein. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the statements contained herein, which shall be taken as statements of the Company.

                  Section 6. Indenture to Continue as Amended. The Existing Indenture as modified and amended by this Third Supplemental Indenture, shall remain and continue in full force and effect after the date hereof. Any and all references, whether within the Existing Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Third Supplemental Indenture (whether or not made), unless the context shall otherwise require.

                  Section 7. Entire Agreement. This Third Supplemental Indenture, together with the Existing Indenture as amended hereby and the Securities, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

                  Section 8. Instruments To Be Read Together. The Third Supplemental Indenture is an indenture supplemental to the Existing Indenture, and the Existing Indenture and this Third Supplemental Indenture shall henceforth be read together.






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                  In Witness Whereof,  the parties hereto have caused this Third
Supplemental Indenture to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

                                    Wright Medical Technology, Inc.

                                    By:________________________________

                                    Name:______________________________

                                    Title:_______________________________

ATTEST:

---------------------------

Secretary

                                    State Street Bank and Trust Company,
                                    as Successor Trustee



                                    By:________________________________

                                    Name:______________________________

                                    Title:_______________________________



ATTEST:



----------------------------






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